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                                                                   Exhibit 10.43


                                 FIFTH AMENDMENT

                                     TO THE

                      FISHER SCIENTIFIC INTERNATIONAL INC.

                                 RETIREMENT PLAN

      WHEREAS, the Fisher Scientific International Inc. (the "Company") desires to amend the Fisher Scientific International Inc. Retirement Plan (the "Retirement Plan") to reflect provisions required by a collectively bargained agreement with District No. 10 of the International Association of Machinists and Aerospace Workers (IAMAW) and clarify provisions which do not involve an estimate annual cost increase in excess of $500,000; and

      WHEREAS, Article 10 of the Retirement Plan grants the Administrative and Investment Committee (the "Committee") the authority to make amendments to the Retirement Plan which are required by the provisions of a collective bargaining agreement between a Company or Fisher (as such terms are defined in the Retirement Plan) and their employees.

      NOW THEREFORE, it hereby is:

      RESOLVED that the Retirement Plan be hereby amended as follows:

1. Section 13.1 of the Fisher Hamilton Component of the Retirement Plan is hereby amended and restated effective October 1, 2002 as follows:

      "13.1 Enhanced Retirement Income for Certain Participants.

      (a) Subject to subsection (c), a Participant (i) who retires on or after July 30, 1999; (ii) who is a member of the United Brotherhood of Carpenters and Joiners Local No. 1533 or a member of District No. 10 of the International Association of Machinists and Aerospace Workers; (iii) whose age and Years of Service equals or exceeds 80 as of July 30, 1999; and (iv) who, prior to July 31, 2004 and termination of employment, attains age 55, shall receive an additional monthly retirement income benefit of $100, payable in the form of a life annuity commencing at the same time as such Participant's retirement income benefit, without any actuarial adjustment to such additional benefit if such benefit commences at a date other than such Participant's Normal Retirement Date, provided, that if such additional benefit is paid in a form other than a life annuity, with actuarial adjustments to take into account such other form.

      (b) Subject to subsection (c), a Participant who, (i) as of July 30, 2002
      (x) is an active Employee; (y) a member of the United Brotherhood of Carpenters and Joiners Local No. 1533; and (z) has Years of Service equal to or exceeding 20, or (ii) as of October 1, 2002 (x) is an active Employee; (y) is a member of the District No. 10 of the International Association of


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      Machinists and Aerospace Workers; and (z) has Years of Service equal to or exceeding 20, shall (in the case of a Participant satisfying the conditions of either (i) or (ii)) receive an additional annual retirement income benefit of 0.25% of base compensation for each calendar year of participation beginning with July 30, 2002, in the case of a Participant satisfying the conditions of (i) and October 1, 2002 in the case of a Participant satisfying the conditions of (ii), with actuarial adjustments to such additional benefit if such benefit commences at a date other than such Participant's Normal Retirement Date and if such benefit is paid in a form other than a life annuity.

      (c) In the case of Participant who is eligible for an enhanced retirement income benefit under both subsections (a) and (b), such Participant shall receive only the enhanced retirement income benefit set forth in either subsection (a) or (b) which results in the greater retirement income."

2. Part IV of Schedule B of the Retirement Plan shall be amended and restated effective December 15, 2002, as follows:

                                    "Part IV

      District No. 10 of the International Association of Machinists and Aerospace Workers

      Effective January 1, 2000 and, once again, on January 1, 2003, members of District No. 10 of the International Association of Machinists and Aerospace Workers may elect to participate in the Cash Balance Plan. Each Participant accruing benefits under Schedule A, Part III (Fisher Hamilton Component), has until December 20, 1999, and until December 20, 2002, respectively, to make the election. If a member does not make an election by the above dates, he or she shall have no further right to elect to be covered by the Cash Balance Plan and such Participant's benefits and distribution rights shall be determined solely in accordance with the Fisher Hamilton Component.

      With respect to any Participant who elects within the specified time periods above to be covered by the Cash Balance Plan, benefit accruals under the Fisher Hamilton Component shall cease as of December 31, 1999 and on December 31, 2002 for such election made on or before December 31, 2002. The amount credited to each Participant's Cash Balance Account shall be determined by the Plan's actuary and shall be the Actuarial Equivalent (based on the interest rate and mortality table in effect as of January 1, 2000) of the Participant's Accrued Benefit on January 1, 2000 or January 1, 2003, respectively (exclusive of the additional benefit set forth in Section 13.1 of Part III of the Schedule A to the Plan which, with respect to any Participant electing to be covered by the Cash Balance Plan, is set forth in the next succeeding sentence) multiplied by the factor from the following table that applies to the Participant.

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
                                     Age on January 1, 2000 or January 1,
                                              2003, respectively
 Age plus Years of
   Participation               50 but younger than 55              55 and older
-------------------            ----------------------              ------------
Under 60                                2.00                            2.25
60 but less than 65                     1.50                            2.25
65 but less than 70                     1.40                            1.80
70 but less than 75                     1.30                            1.55
75 but less than 80                     1.30                            1.45
80 but less than 85                     1.25                            1.35
85 but less than 90                     1.20                            1.25
90 or more                              1.20                            1.20

      A Participant in the Cash Balance Plan (i) who is a member of District No. 10 of the International Association of Machinists and Aerospace Workers;
      (ii) who retires on or after January 1, 2000; (iii) whose age and Years of Service equals or exceeds 80 as of July 30, 1999 and (iv) who, prior to July 31, 2004 and prior to termination of employment, attains age 55, shall receive an additional monthly retirement income benefit of $100, payable in the form of a life annuity commencing at the same time as such Participant's retirement income benefit, without any actuarial adjustment to such additional benefit if such benefit commences at a date other than such Participant's Normal Retirement Date; provided, that if such additional benefit is paid in a form other than a life annuity, with actuarial adjustments to take into account such other form; further provided that a lump sum form of benefit shall not be available with respect to such additional benefit.

      A Participant in the Cash Balance Plan who (i) is a member of District No. 10 of the International Association of Machinists and Aerospace Workers;
      (ii) is an active Employee on October 1, 2002; and (iii) has Years of Service on October 1, 2002 equal to or exceeding 20, shall receive an additional Contribution Credit to his Cash Balance Account of $25, for each calendar month for which he receives a Contribution Credit under
      Section 4.3, during the period commencing on October 1, 2002 and ending September 30, 2005.

      Any member who becomes eligible to participate in the Plan on or after December 21, 1999, shall elect within 90 days from the commencement of his or her employment to participate in either the Cash Balance Plan or the Fisher Hamilton Component. Notwithstanding the foregoing, any member who becomes eligible to participate in the Plan commencing on or after October 1, 2002 shall participate in the Cash Balance Plan (and shall not have an election to participate in either the Cash Balance Plan or the Fisher Hamilton Component).

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      If a member elects to receive his or her Accrued Benefit in any form under the Plan prior to the completion of any and all severance or separation payments from the Company, such member shall cease accruing benefits under
      Section 4.3."

      IN WITNESS WHEREOF, the Fisher Scientific International Inc. Retirement Plan is amended this 20th day of December, 2002.

                                                   ADMINISTRATIVE AND INVESTMENT
                                                   COMMITTEE

                                                   /s/ Paul M. Meister
                                                   _____________________________
                                                   Paul M. Meister


                                                   /s/ Todd M. DuChene
                                                   _____________________________
                                                   Todd M. DuChene

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